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                                                                      EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-46260 and No. 33-46261 of Springs Industries, Inc., on Form S-8 of our report dated January 25, 1995, incorporated by reference in this Annual Report on Form 10-K of Springs Industries, Inc., for the year ended December 31, 1994.


DELOITTE & TOUCHE, LLP
Charlotte, North Carolina

March 3, 1995